SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Dated April 24, 2003

of

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

A Delaware Corporation
IRS Employer Identification No. 62-1612879
SEC File Number 1-13948

100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246
1-800-514-0186

SIGNATURES
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE ISSUED APRIL 21, 2003
PRESS RELEASE ISSUED APRIL 24, 2003

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

99.1	Announcement issued April 21, 2003 of Schweitzer-Mauduit International, Inc.’s upcoming quarterly earnings press release and conference call scheduled for April 24, 2003.

99.2	First Quarter Earnings Press Release of Schweitzer-Mauduit International, Inc., issued April 24, 2003.

Item 9.     Regulation FD Disclosure.

     The information set forth under this Item 9 is being furnished pursuant to “Item 12. Disclosure of Results of Operations and Financial Condition” of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. Such information, including the Exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     The registrant makes its quarterly earnings press releases and quarterly earnings conference calls, along with certain other information about the Company, available through its web site. The registrant published in Part II of its 2002 Annual Report on Form 10-K, under the heading “Company Web Site and Quarterly Earnings Release Dates,” the Company’s web site address and the tentative dates for the Company’s 2003 quarterly earnings press releases and quarterly earnings conference calls.

     The Company announced in a press release dated April 21, 2003 that its First Quarter 2003 earnings press release and quarterly conference call would occur on April 24, 2003. The Company then published its earnings press release dated April 24, 2003.

     The information in the registrant’s press releases dated April 21, 2003 and April 24, 2003, attached as Exhibits 99.1 and 99.2, respectively, are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ PAUL C. ROBERTS
Paul C. Roberts Chief Financial Officer and Treasurer

Dated: April 24, 2003

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
Current Report on Form 8-K
dated April 24, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Announcement issued April 21, 2003 of Schweitzer-Mauduit International, Inc.’s upcoming quarterly earnings press release and conference call scheduled for April 24, 2003.
99.2	First Quarter Earnings Press Release of Schweitzer-Mauduit International, Inc., issued April 24, 2003.